Page 67 of 110 Pages
















                              STANDSTILL AGREEMENT


                           Dated as of August 19, 2003


                                between and among


                              Alfa Telecom Limited,


                           Nye Telenor East Invest AS,


                                 OAO Rostelecom,


    Capital International Global Emerging Markets Private Equity Fund, L.P.,


                           Cavendish Nominees Limited,


                          First NIS Regional Fund SICAV


                                       and


                              Golden Telecom, Inc.

                                                            Page 68 of 110 Pages


                                TABLE OF CONTENTS



1.    DEFINITIONS AND INTERPRETATION...........................................1
1.1      DEFINITIONS...........................................................1
1.2      INTERPRETATION........................................................3

2.    STANDSTILL...............................................................4

3.    TERM AND TERMINATION.....................................................5

4.    MISCELLANEOUS............................................................6
4.1      SPECIFIC PERFORMANCE..................................................6
4.2      WAIVERS; REMEDIES.....................................................6
4.3      AMENDMENTS............................................................6
4.4      NO ASSIGNMENT; BINDING EFFECT; NO THIRD PARTY BENEFICIARIES...........6
4.5      SEVERABILITY..........................................................6
4.6      FURTHER ASSURANCES....................................................6
4.7      ENTIRE AGREEMENT......................................................6
4.8      NOTICES...............................................................7
4.9      GOVERNING LAW........................................................11
4.10     ARBITRATION; WAIVER OF SOVEREIGN IMMUNITY............................11
4.11     COUNTERPARTS; LANGUAGE...............................................13

                                                            Page 69 of 110 Pages


STANDSTILL AGREEMENT dated as of August 19, 2003 (this "Agreement") between and among Alfa Telecom Limited, a company organized under the laws of the British Virgin Islands ("Alfa"), Nye Telenor East Invest AS, a company organized under the laws of Norway ("Telenor"), OAO Rostelecom, an open joint stock company organized under the laws of the Russian Federation ("RTK"), Capital International Global Emerging Markets Private Equity Fund, L.P., a limited partnership organized under the laws of Delaware ("CIG"), Cavendish Nominees Limited, a limited liability company organized under the laws of Guernsey ("Cavendish"), First NIS Regional Fund SICAV, a private institutional fund organized under the laws of Luxembourg ("First NIS" and, together with Cavendish, collectively, "Barings"), and Golden Telecom, Inc., a corporation organized under the laws of the State of Delaware, United States of America (the "Company").

                                   WITNESSETH

     WHEREAS, Telenor has agreed to sell to the Company, and the Company has agreed to purchase from Telenor, all of the shares of capital stock of Open Joint Stock Company "Comincom" pursuant to the Share Exchange Agreement dated as of the date hereof between the Company and Telenor (the "Share Exchange Agreement"); and

     WHEREAS, it is a condition precedent to the obligations of the Company and Telenor under the Share Exchange Agreement that the Company and the Shareholders enter into this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1  Definitions

     As used in this Agreement, the following terms shall have the following meanings:

     "Affiliate" means, with respect to any Person, any other Person who directly or indirectly controls, or is under common control with, or is controlled by, such Person, including, if such Person is an individual, any relative or spouse of such Person, or any relative of such spouse of such Person, any one of whom has the same home as such Person, and also including any trust or estate for which any such Person or Persons specified herein, directly or indirectly, serves as a trustee, executor or in a similar capacity (including, without limitation, any protector or settlor of a trust) or in which any such Person or Persons specified herein, directly or indirectly, has a substantial beneficial interest, and any Person who is controlled by any such trust or estate; provided always that, in the case of CIG, an Affiliate of CIG shall include only those Affiliates in which Capital International, Inc. holds, directly or indirectly, through one or more intermediaries, more than a majority of the outstanding economic ownership interests of that Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means, with respect to any Person, the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

     "Alfa" has the meaning specified in the preamble hereto.

                                                            Page 70 of 110 Pages


     "Barings" has the meaning specified in the preamble hereto.

     "Board" means the board of directors of the Company.

     "Cavendish" has the meaning specified in the preamble hereto.

     "CIG" has the meaning specified in the preamble hereto.

     "Company" has the meaning specified in the preamble hereto.

     "DGCL" means the General Corporation Law of the State of Delaware.

     "Effective Date" means the latter to occur of (a) the date on which the board of directors of RTK has ratified and approved RTK's execution of this Agreement and the other Principal Agreements to which RTK is a party and (b) the date on which the Closing under (and as defined in the Share Exchange Agreement) has occurred.


     "Existing Standstill Agreement" means the Standstill Agreement dated as of September 5, 2002 between and among GTI, Alfa, RTK, CIG and Barings.


     "First NIS" has the meaning specified in the preamble hereto.

     "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, arbitral panel or tribunal, legislature, government, ministry, committee, inspectorate, authority, agency, commission, official or other competent authority of any country or state, as well as any county, city or other political subdivision of any of the foregoing.

     "Non-Election Issue" has the meaning specified in Section 2(d).

     "Parties" means the Company, Alfa, Telenor, RTK, Cavendish, First NIS and CIG.

     "Person" means any natural person, corporation, partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority, whether incorporated or unincorporated.

     "Principal Agreements" means this Agreement, the Share Exchange Agreement, the Shareholders Agreement and the Registration Rights Agreement.

     "RTK" has the meaning specified in the preamble hereto.

     "Share Exchange Agreement" has the meaning specified in the first recital hereto.

     "Shareholders" means, collectively, Alfa, Telenor, RTK, CIG and Barings.

     "Shareholders Agreement" means the Shareholders Agreement dated as of the date hereof between and among the Shareholders and the Company.

     "Telenor" has the meaning specified in the preamble hereto.

                                                            Page 71 of 110 Pages


     "Tender Offer" means an offer made by a Shareholder or any of its Affiliates in accordance with Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, to purchase any and all of the issued and outstanding shares of the Company, which, subject to Section 3.5(a)(i) and (ii) of the Shareholders Agreement, is accepted by stockholders holding a simple majority of the issued and outstanding shares of Voting Stock (excluding any shares of Voting Stock held by such Shareholder and its Affiliates).

     "UNCITRAL Rules" has the meaning specified in Section 4.10.

     "Voting  Stock" has, in relation to the Company,  the meaning  specified in
Section 203(c)(8) of the DGCL.


1.2  Interpretation

     Unless the context of this Agreement otherwise requires, the following rules of interpretation shall apply to this Agreement:

     (a) the singular shall include the plural, and the plural shall include the singular;

     (b) words of any gender shall include the other gender;

     (c) the words "hereof", "herein", "hereby", "hereto" and similar words refer to this entire Agreement and not to any particular Section or any other subdivision of this Agreement;

     (d) a reference to any "Article" or "Section" is a reference to a specific Article or Section of this Agreement;

     (e) a reference to any law, statute, regulation, notification or statutory provision shall include any amendment, modification or re-enactment thereof, any regulations promulgated thereunder from time to time, and any interpretations thereof from time to time by any regulatory or administrative authority;

     (f) a reference to any agreement, instrument, contract or other document shall include any amendment, amendment and restatement, supplement or other modification thereto;

     (g) a reference to any Person shall include such Person's successors and permitted assigns under any agreement, instrument, contract or other document; and

     (h) the words "fully diluted" mean that, in calculating the number of shares of Voting Stock or other capital stock of the Company, all issued and outstanding shares of Voting Stock, all other shares of capital stock of the Company and any shares of capital stock of the Company (whether or not authorized) issuable upon the exercise, exchange or conversion of any option, warrant, convertible security or other right must be taken into account.

                                                            Page 72 of 110 Pages


2.   STANDSTILL

     (a) Each Shareholder agrees that such Shareholder will not, nor will it permit any of its Affiliates to, directly or indirectly, in any manner acquire, or agree to acquire, any shares of Voting Stock, if the acquisition of such shares of Voting Stock would increase the ownership of such Shareholder and its Affiliates to more than (i) the percentage of the shares of Voting Stock then outstanding (calculated on a fully diluted basis) as set forth opposite each such Shareholder's name in the column headed "Fully Diluted" below, or (ii) the percentage of the shares of Voting Stock then outstanding (calculated on a non-fully diluted basis) set forth opposite such Shareholder's name in the column headed "Non-Fully Diluted" below:

         Shareholder       Fully Diluted        Non-Fully Diluted
         -----------       -------------        -----------------

         Alfa              43.00%               49.99%
         Telenor           35.00%               40.00%
         RTK               30.00%               35.00%
         CIG               17.20%               20.00%
         Barings           17.20%               20.00%

     (b) The provisions set forth in Section 2(a) shall not apply to the following acquisitions or circumstances:

         (i) a Shareholder who acquires shares  of  Voting  Stock  in  a  Tender
Offer;

         (ii) if the Board determines to conduct an auction of the Company, in which case, each Shareholder may participate in such auction on the same terms as all other bidders notwithstanding any provisions in this Agreement to the contrary; or

         (iii) if any Person other than Alfa, Telenor, RTK, CIG or Barings or any of their respective Affiliates acquires, or has entered into a binding agreement to acquire, beneficial ownership of greater than fifteen (15%) of the shares of Voting Stock, as evidenced by a Schedule 13D filing made by such Person.

     (c) Each Shareholder agrees that it will not make, nor will it permit any of its Affiliates to make, or in any way participate in, any "solicitation" of "proxies" (as such terms are used in the proxy rules of the United States Securities and Exchange Commission) to vote any shares of Voting Stock in connection with the election of members of the Board (other than proxies to vote any shares of Voting Stock beneficially owned by such Shareholder and/or any of its Affiliates or in connection with a Tender Offer made by such Shareholder or any of its Affiliates).

     (d) Each Shareholder agrees that it will not make, nor will it permit any of its Affiliates to make, or in any way participate in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the United States Securities and Exchange Commission) to vote any shares of Voting Stock, with respect to any matter, other than the election of directors of the Company (which is governed by Section 2(c)) (a "Non-Election Issue"), which may be submitted to a vote of the stockholders of the Company (other than proxies to vote any shares of Voting Stock beneficially owned by such Shareholder and/or any of its Affiliates or in

                                                            Page 73 of 110 Pages

connection with a Tender Offer made by such Shareholder or any of its Affiliates) with respect to any such Non-Election
Issue.

     (e) Notwithstanding anything to the contrary contained in Section 2(a) through 3(d) (inclusive), nothing contained in this Agreement shall be construed to prevent any Shareholder or any of its Affiliates from: (i) making a Tender Offer; or (ii) communicating with any other holder or holders of the Company's outstanding securities, including, without limitation, the expression of the opinion of such Shareholder with respect to any third-party solicitation of proxies, provided that such Shareholder does not (A) provide to any security holder of the Company a form of proxy or other authorization permitting such security holder (or its designee) to vote any equity security of the Company on behalf of such Shareholder or (B) accept from any security holder of the Company a proxy or other authorization permitting such Shareholder (or its designee) to vote any equity security of the Company on such security holder's behalf, provided that clauses (A) and (B) above shall not be deemed to prevent the solicitation of proxies to vote securities of the Company beneficially owned by such Shareholder, as contemplated by Section 2(c) and 2(d).

3.   TERM AND TERMINATION

         This Agreement shall become effective on the Effective Date and remain in effect until the earliest of:

     (a) the date on which all of the Parties agree in writing to the termination of this Agreement;

     (b) the date eighteen (18) months following the Effective Date;

     (c) the date on which any Person owns, individually or collectively with its Affiliates, more than fifty percent (50%) of the issued and outstanding shares of Voting Stock; and

     (d) the voluntary or involuntary filing of a petition in bankruptcy by or against the Company, the occurrence of an event of insolvency affecting the Company, or the appointment of a receiver for the Company;

provided that (i) any Shareholder who, together with its Affiliates, having once attained ownership of at least three percent (3%) or more of the shares of Voting Stock thereafter ceases to own, together with its Affiliates, at least three percent (3%) of the shares of Voting Stock shall cease to be a party to, or have any rights or obligations under, this Agreement from and after the date of the relevant Transfer or dilution; and (ii) no Transfer, dilution or termination shall be deemed to relieve any Shareholder of any obligations of such Shareholder under this Agreement accruing or resulting from any breach, action or omission of such Shareholder occurring prior to the date of such Transfer, dilution or termination. Promptly following the date on which its board of directors has ratified and approved RTK's execution of this Agreement, RTK shall provide each other Party with a certified copy of an extract from the protocol of the meeting of RTK's board of directors containing such ratification and approval.

                                                            Page 74 of 110 Pages


4.   MISCELLANEOUS

4.1  Specific Performance

     The Parties hereby declare that it is impossible to measure in money the damages that will accrue to a Party by reason of a failure by another Party to perform any of the obligations under this Agreement. Therefore, if any Party shall, in accordance with Section 4.10, institute any proceeding to enforce specifically the provisions hereof, any Party against whom such proceeding is brought hereby waives the claim or defense therein that the Party instituting such proceeding has an adequate remedy at law or in damages, and the Party against whom such proceeding is brought shall not urge in any such proceeding the claim or defense that such remedy at law or in damages exists.

4.2  Waivers; Remedies

     Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

4.3  Amendments

     This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party.

4.4  No Assignment; Binding Effect; No Third Party Beneficiaries

     Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party without the prior written consent of the other Parties and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and assigns. The terms and provisions of this Agreement are intended solely for the benefit of each Party and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third party beneficiary rights upon any other Person.

4.5  Severability

     If any provision of this Agreement is or shall become invalid, illegal or unenforceable in any jurisdiction, the invalidity, illegality or unenforceability of such provision in such jurisdiction shall not affect or impair the validity, legality or enforceability of (a) any other provision of this Agreement or any such other document in such jurisdiction or (b) such provision or any other provision of this Agreement or any such other document in any other jurisdiction.

4.6  Further Assurances

     From time to time, at any Party's reasonable request and without further consideration, each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

4.7  Entire Agreement


     This Agreement and the other Principal Agreements will, from and after the Effective Date, supersede all prior discussions and agreements among the Parties with respect to the subject

                                                            Page 75 of 110 Pages

matter hereof and thereof and contain the sole and entire agreement between the Parties with respect to the subject matter hereof and thereof. For the avoidance of doubt, the Parties acknowledge that the Existing Standstill Agreement shall remain in full force and effect until the Effective Date, whereupon the Existing Standstill Agreement shall terminate and be of no further force and effect.


4.8  Notices

     All notices, requests, demands and other communications provided for by this Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been duly given only if delivered personally or by facsimile transmission or sent by courier, addressed to the address of the relevant Party stated below or to such changed address as such Party may have fixed by notice or, if given by telecopier, when such telecopy is transmitted and the appropriate answerback is received:

(i) If to Alfa:

                  Alfa Telecom Limited
                  P.O. Box 3339
                  Geneva Place
                  2nd Floor
                  333 Waterfront Drive
                  Road Town
                  Tortola, British Virgin Islands

                  Facsimile No.: +350 40 729
                  Attention: Pavel Nazarian

with a copy to:

                  Squire, Sanders & Dempsey
                  2/2 Paveletskaya Square
                  115054 Moscow Russian Federation

                  Facsimile No.: +7 (095) 258-5251
                  Attention: David Wack

         (ii).....If to Telenor:

                  Nye Telenor East Invest AS
                  Snar0yveien 30
                  N-1331 Fornebu
                  Norway

                  Facsimile No.:  +47 96 250939
                  Attention: Kjell Morten Johnsen

with a copy to:

                  Advokatene i Telenor
                  Snar0yveien 30

                                                            Page 76 of 110 Pages

                  N-1331 Fornebu
                  Norway

                  Facsimile No.:  +47 67 89 2432
                  Attention: Bj0rn Hogstad

and to:

                  Coudert Brothers LLP
                  60 Cannon Street
                  London, EC4N 6JP

                  Facsimile No.: +44 (20) 7248 3001
                  Attention: Peter O'Driscoll

         (iii)....If to CIG:

                  c/o Capital International Global Emerging Markets
                   Private Equity Fund, L.P.
                  135 South State College Boulevard
                  Brea, CA 90071-1447

                  Facsimile No.: +1 (714) 671-7080
                  Attention: Jim Brown

with a copy to:

                  Capital International Limited
                  25 Bedford Street
                  London WC2E 9HN

                  Facsimile No.: +44 (20) 7864-5768
                  Attention: Ida Levine

and to:

                  Capital Research International Inc.
                  25 Bedford Street
                  London WC2E 9HN

                  Facsimile No.: +44 (20) 7864 5814
                  Attention: Ashley Dunster

and to:

                  Fried, Frank, Harris, Shriver & Jacobson
                  99 City Road
                  London EC1Y 1AX

                  Facsimile No.: +44 (20) 7972 9602

                                                            Page 77 of 110 Pages

                  Attention: Karen Wiedemann

(iv) If to Cavendish Nominees Limited:

                  c/o International Private Equity Services
                  13-15 Victoria Road
                  PO Box 431
                  St. Peter Port GY1 3ZD, Guernsey

                  Facsimile No.: +44 (0) 1481 715 219
                  Attention: Mrs. Connie Helyar

with a copy to:

                  Baring Vostok Capital Partners
                  7 Gasheka Street
                  Ducat Place II,
                  Suite 750
                  Moscow 123056
                  Russia

                  Facsimile No.: +7 (095) 967 1308
                  Attention: Michael Calvey

and to:

                  Fried, Frank, Harris, Shriver & Jacobson
                  99 City Road
                  London EC1Y 1AX

                  Facsimile No.: +44 (20) 7972 9602
                  Attention: Karen Wiedemann

         (v) .....If to First NIS Regional Fund SICAV:

                  c/o Bank of Bermuda Luxembourg
                  13 Rue Goethe L-1638, Luxembourg

                  Facsimile No.: +35 2 40 46 46 595
                  Attention: Christine Tourney

with a copy to:

                  Baring Vostok Capital Partners
                  7 Gasheka Street
                  Ducat Place II,
                  Suite 750
                  Moscow 123056,
                  Russia

                                                            Page 78 of 110 Pages


                  Facsimile No.: +7 (095) 967 1308
                  Attention: Michael Calvey

and to:

                  Fried, Frank, Harris, Shriver & Jacobson
                  99 City Road
                  London EC1Y 1AX

                  Facsimile No.: +44 (20) 7972 9602
                  Attention: Karen Wiedemann

         (vi).....If to the Company:

                  Golden Telecom, Inc.
                  4400 MacArthur Blvd. NW
                  Suite 200
                  Washington, D.C. 20007
                  U.S.A.

                  Facsimile No.:  +1 (202) 332-4877
                  Attention: General Counsel

with a copy to:

                  Representation Office of Golden TeleServices, Inc. Kozhernichesky Proezd, 2nd Floor
                  115114 Moscow
                  Russia

                  Facsimile No.: +7 (095) 797-9332
                  Attention: General Counsel

         (vii) If to RTK:

                  OAO Rostelecom Moscow,
                  ul. 1st Tverskaya-Yamskaya, 14
                  125047 Moscow
                  Russia

                  Facsimile No.: +7 (095) 787-2850
                  Attention: Kouznetsov Sergei Ivanovich

with a copy to:

                  Clifford Chance CIS Limited
                  Ul. Sadovaya-Samotechnaya 24/27
                  127051 Moscow
                  Russian Federation

                                                            Page 79 of 110 Pages

                  Facsimile No.: +7 (501) 258-5051
                  Attention: Andrei Dontsov

4.9  Governing Law

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without giving effect to any conflicts of laws principles thereof which would result in the application of the laws of another jurisdiction.

4.10 Arbitration; Waiver Of Sovereign Immunity

     (a) Any and all disputes and controversies arising under, relating to or in connection with this Agreement shall be settled by arbitration by a panel of three (3) arbitrators under the United Nations Commission on International Trade Law (UNCITRAL) Arbitration Rules then in force (the "UNCITRAL Rules") in accordance with the following terms and conditions:

         (i) In the event of any conflict between the UNCITRAL Rules and the provisions of this Agreement, the provisions of this Agreement shall prevail.

        (ii) The place of the arbitration shall be New York, New York, United States of America.

         (iii) Where there is only one claimant party and one respondent party, each shall appoint one arbitrator in accordance with the UNCITRAL Rules, and the two arbitrators so appointed shall appoint the third (and presiding) arbitrator in accordance with the UNCITRAL Rules within thirty (30) days from the appointment of the second arbitrator. In the event of an inability to agree on a third arbitrator, the appointing authority shall be the
International  Court  of Arbitration of the International Chamber  of  Commerce,
 cting in accordance with such rules as it may adopt for this purpose. Where there is more than one claimant party, or more than one respondent party, all claimants and/or all respondents shall attempt to agree on their respective appointment(s). In the event that all claimants and all respondents cannot agree upon their respective appointment(s) within thirty (30) Business Days of the date of the notice of arbitration, all appointments shall be made by the Chairman of the International Court of Arbitration of the International Chamber of Commerce.

        (iv) The English language shall be used as the written and spoken language for the arbitration and all matters connected to the arbitration.

         (v) The arbitrators shall have the power to grant any remedy or relief that they deem just and equitable and that is in accordance with the terms of this Agreement, including specific performance, and including, but not limited to, injunctive relief, whether interim or final, and any such relief and any interim, provisional or conservatory measure ordered by the arbitrators may be specifically enforced by any court of competent jurisdiction. Each Party retains the right to seek interim, provisional or conservatory measures from judicial authorities and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.

        (vi) The award of the arbitrators shall be final and binding on the Parties.

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                                                            Page 80 of 110 Pages


        (vii) The award of the arbitrators may be enforced by any court of competent jurisdiction and may be executed against the person and assets of the losing party in any competent jurisdiction.

     (b) Except for arbitration proceedings pursuant to Section 4.10(a), no action, lawsuit or other proceeding (other than the enforcement of an arbitration decision, an action to compel arbitration or an application for injunctive relief or other interim, provisional or conservatory measures in connection with the arbitration) shall be brought by or between the Parties in connection with any matter arising out of or in connection with this Agreement.

     (c) Each Party other than CIG irrevocably appoints CT Corporation System, located on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, USA, and CIG irrevocably appoints Capital International Research, Inc., located on the date hereof at 630 Fifth Avenue, 36th Floor, New York, New York 10111, USA, Attn: General Counsel, as its true and lawful agent and attorney to accept and acknowledge service of any and all process against it in any judicial action, suit or proceeding permitted by this Section 4.10, with the same effect as if such Party were a resident of the State of New York and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service, provided that the Party effecting such service shall also deliver a copy thereof on the date of such service to the other Parties by facsimile as specified in Section 4.8. Each Party will enter into such agreements with such agent as may be necessary to constitute and continue the appointment of such agent hereunder. In the event that any such agent and attorney resigns or otherwise becomes incapable of acting, the affected Party will appoint a successor agent and attorney in New York reasonably satisfactory to each other party, with like powers. Each Party hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City, in connection with any such action, suit or proceeding, and agrees that any such action, suit or proceeding may be brought in such court, provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 4.10 and shall not be deemed to be a general submission to the jurisdiction of said courts of or in the State of New York other than for such purpose. Each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right of any Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other
Party in any other jurisdiction in a manner not inconsistent with this Section 4.10.

     (d) Each Party hereby represents and acknowledges that it is acting solely in its commercial capacity in executing and delivering this Agreement and in performing its obligations hereunder, and each such Party hereby irrevocably waives with respect to all disputes, claims, controversies and all other matters of any nature whatsoever that may arise under or in connection with this Agreement and any other document or instrument contemplated hereby, all immunity it may otherwise have as a sovereign, quasi-sovereign or state-owned entity (or similar entity) from any and all proceedings (whether legal, equitable, arbitral, administrative or otherwise), attachment of assets, and enforceability of judicial or arbitral awards.

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                                                            Page 81 of 110 Pages





4.11 Counterparts; Language


     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement is being executed in both an English language version and a Russian language version. In the event of any discrepancy between the English language version and the Russian language version of this Agreement or any disagreement among the Parties as to the meaning or interpretation of any part of this Agreement, the English language version of this Agreement shall prevail.

                                                            Page 82 of 110 Pages


         IN WITNESS WHEREOF, the Parties have executed this Standstill Agreement as of the date first written above.

                                                 The Shareholders
                                                 ----------------

                                                 ALFA TELECOM LIMITED


                                                 By______________________
                                                   Name:
                                                   Title:


                                                 NYE TELENOR EAST INVEST AS


                                                 By______________________
                                                   Kjell Morten Johnsen
                                                   Attorney-in-Fact


                                                 OPEN JOINT STOCK COMPANY
                                                 ROSTELECOM


                                                 By______________________
                                                   Name:
                                                   Title:


                                                 CAPITAL INTERNATIONAL GLOBAL
                                                 EMERGING MARKETS PRIVATE EQUITY
                                                 FUND, L.P.

                                                 By______________________
                                                   Name:
                                                   Title:


                                                 FIRST NIS REGIONAL FUND SICAV



                                                 By______________________
                                                   Name:
                                                   Title:

                                                            Page 83 of 110 Pages

                                                 CAVENDISH NOMINEES LIMITED


                                                 By______________________
                                                   Name:
                                                   Title:

                                                     The Company

                                                     GOLDEN TELECOM, INC.


                                                 By______________________
                                                   Alexander Vinogradov
                                                   President and Chief Executive
                                                   Officer